UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NUMBER 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 15, 2004
(Date of Earliest Event Reported)

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

2-17039	84-0467208
(Commission File Number)	(I.R.S. Employer Identification Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Item 4. Changes in Registrant's Certifying Accountant

On April 15, 2004, National Western Life Insurance Company (the "Company") notified Deloitte & Touche LLP ("Deloitte") that the Company would not be renewing the engagement of Deloitte as independent accountants for the audit of its consolidated financial statements for the year ending December 31, 2004. Deloitte's dismissal will be effective with the Company's filing of its Form 10-Q for the quarter ended March 31, 2004, on May 10, 2004. The Company's Audit Committee of the Board of Directors approved the termination of Deloitte as the Company's independent accountants.

Deloitte's reports on the Company's consolidated financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2003 and 2002, and during the interim period through April 15, 2004, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K or disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of such disagreement in connection with their reports on the Company's consolidated financial statements.

The Company provided Deloitte with a copy of the disclosures made in this filing in response to Item 304(a) of Regulation S-K and requested Deloitte to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with these disclosures. A copy of Deloitte's letter, dated May 14, 2004, is filed as Exhibit 16.

Item 7. Financial Statements and Exhibits

Exhibit 16 - Letter Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: May 14, 2004	/S/ Brian M. Pribyl

Name: Brian M. Pribyl
Title: Senior Vice President
Chief Financial & Administrative Officer
and Treasurer